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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47019) of Baxter International Inc. of our report dated May 18, 2001 relating to the financial statements and financial statement schedule of the Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan, which appears in this Form 11-K.






PricewaterhouseCoopers LLP


San Juan, Puerto Rico

June 28, 2001